FOURTH AMENDMENT TO LOAN AGREEMENT

        THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into effective as of the 30th day of October, 2000, by LMI AEROSPACE, INC., formerly known as Leonard’s Metal, Inc., a Missouri corporation, LMI FINISHING, INC., a Missouri corporation, LMI ACQUISITION, INC., a Missouri corporation, and PRECISE MACHINE COMPANY, a Missouri corporation, as co-obligors and co-borrowers and not as sureties or accommodation parties (said corporations being jointly and severally referred to herein as “Borrower”), and UNION PLANTERS BANK, N.A., a national banking association, successor to Magna Bank, National Association, (“Lender”).

W I T N E S S E T H:

        WHEREAS, Borrower and Lender have heretofore entered into that certain Loan Agreement dated August 15, 1996, as amended by that certain First Amendment to Loan Agreement dated January 15, 1997, that certain Second Amendment to Loan Agreement dated November 1, 1997 and that certain Third Amendment to Loan Agreement dated March 30, 1998 (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

        WHEREAS, Borrower and Lender desire to amend the Loan Agreement to reduce the amount of available Revolving Credit Loans, extend the Revolving Credit Period, add Precise Machine Company as a co-obligor and to modify certain other provisions of the Loan Agreement;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. All references in the Loan Agreement and the other Transaction Documents to the "Borrower" and any other references of similar import shall henceforth mean collectively LMI Aerospace, Inc., LMI Finishing, Inc., LMI Acquisition, Inc. and Precise Machine Company, whose liability with respect to all of Borrower's Obligations shall be joint and several.

2. The definition of "Revolving Credit Period" in Section 2 of the Loan Agreement is hereby amended to provide as follows:

Revolving Credit Period shall mean the period commencing on March 30, 1998 and ending October 30, 2001.

3. Section 4.01A of the Loan Agreement is hereby amended to provide as follows:

4.01A. Revolving Credit Loans.

(a) Subject to the terms and conditions of this Agreement, during the Revolving Credit Period of this Agreement, and so long as no Default or Event of Default under this Agreement has occurred and is continuing, Lender hereby agrees to make such loans (individually, a “Revolving Credit Loan” and collectively, the “Revolving Credit Loans”) to Borrower as Borrower may from time to time request pursuant to Section 4.02A. The aggregate principal amount of Revolving Credit Loans which Lender shall be required to have outstanding under this Agreement at any one time shall not exceed the lesser of (A) $7,000,000.00 or (B) the Borrowing Base. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow such sums from Lender, provided, however, that in no event may the aggregate outstanding principal amount of Revolving Credit Loans on any given day exceed the applicable amount specified in the preceding sentence. All Revolving Credit Loans not paid prior to the last day of the Revolving Credit Period, together with all accrued and unpaid interest thereon, shall be due and payable on the last day of the Revolving Credit Period.

(b) For purposes of this Agreement, the "Borrowing Base" shall mean the sum of:

(i) Eighty-Five Percent (85%) of the face amount of all then existing Eligible Accounts; plus

(ii) the sum of (A) Fifty Percent (50%) of the Eligible Inventory of Borrower consisting of finished goods, (B) Thirty Percent (30%) of the Eligible Inventory of Borrower consisting of work in process, and (C) Sixty-Five Percent (65%) of the Eligible Inventory of Borrower consisting of raw materials.

(c) Borrower shall deliver to Lender monthly by the fifteenth (15th) day of each month (calculated as of the close of business of the prior month) a collateral report in the form of Exhibit F attached hereto and incorporated herein by reference (or in such other form as Lender shall require from time to time) (a “Collateral Report”) setting forth:

(i) the Borrowing Base and its components as of the end of the immediately preceding month;

(ii) the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding month; and

(iii) the difference, if any, between the Borrowing Base and the aggregate principal amount of all Revolving Credit Loans outstanding as of the end of the immediately preceding month.

The Borrowing Base shown in such Collateral Report shall be and remain the Borrowing Base hereunder until the next Collateral Report is delivered to Lender, at which time the Borrowing Base shall be the amount shown in such subsequent Collateral Report. Each Collateral Report shall be certified as to truth and accuracy by the president or the chief financial officer of Borrower.

(d) If at any time the aggregate outstanding principal amount of the Revolving Credit Loans is greater than the Borrowing Base as shown on the most recent Collateral Report, Borrower shall be automatically required (without demand or notice of any kind by Lender, all of which are hereby expressly waived by Borrower) to immediately repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate outstanding principal amount of the Revolving Credit Loans to the amount of the Borrowing Base.

4. Sections 4.03A, 4.04A and 4.05A of the Loan Agreement are hereby amended to provide as follows:

4.03A. Revolving Credit Note. (a) The Revolving Credit Loans of Lender to Borrower shall be evidenced by a Promissory Note of Borrower dated October 30, 2000 and payable to the order of Lender in the principal amount of $7,000,000.00, which Promissory Note shall be in substantially the form of Exhibit A to the Fourth Amendment to this Agreement (as the same may from time to time be amended, modified extended or renewed, the “Revolving Credit Note”).

(b) Lender shall record the date, amount, type and maturity of each Revolving Credit Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto in Lender’s books and records. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

4.04A. Interest Rates. (a) So long as no Event of Default under this Agreement has been declared by Lender and is continuing, all Revolving Credit Loans shall bear interest prior to maturity at a rate per annum equal to LIBOR plus two and one-fourth percent (2.25%) (fluctuating as and when LIBOR shall change). So long as any Event of Default under this Agreement has been declared by Lender and is continuing, each Revolving Credit Loan shall bear interest prior to maturity at a rate per annum equal to Two Percent (2.0%) over and above the rate applicable immediately preceding such Event of Default. Interest on Revolving Credit Loans shall be payable monthly in accordance with the terms of the Revolving Credit Note, and at the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise. From and after the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise, each Revolving Credit Loan shall bear interest payable on demand until paid at a rate per annum equal to Two Percent (2.0%) over and above the rate applicable immediately preceding maturity.

(b) Lender shall calculate the interest accrued with respect to each Revolving Credit Loan hereunder and its determination thereof shall be conclusive in the absence of manifest error.

4.05A. Collateral for Revolving Credit Loans. The Revolving Credit Loans shall be secured by the Collateral, which shall include, but not be limited to, the accounts receivable and inventory of the Borrower, and the proceeds and products thereof, as more particularly described in the form of Security Agreement attached to the Fourth Amendment to this Agreement as Exhibit B (the “Security Agreement (Receivables and Inventory)”).

5. Section 8.01(i) of the Loan Agreement is hereby amended to provide in its entirety as follows:

(i) Financial Covenants. Borrower will:

(i) Maintain a Consolidated Tangible Net Worth of at least $41,000,000.00, which minimum Consolidated Tangible Net Worth shall increase as of the end of each fiscal year of Borrower, commencing with the fiscal year ending December 31, 2000, by an amount equal to Seventy-Five (75%) of the after-tax net income shown on Borrower's consolidated financial statements for such fiscal year, such required increases to be cumulative for each fiscal year;

(ii) Have Consolidated EBITDA of at least $1,000,000.00 for each fiscal year of Borrower;

(iii) Deliver a certificate of the principal financial officer of Borrower containing the financial calculations required in clauses (i) and (ii) above simultaneously with the financial statements referred to in Sections 8.01(a)(i) and (ii).

         6.      Borrower shall execute and deliver to Lender the Revolving Credit Note, the Security Agreement (Receivables and Inventory) and such UCC-1 financing statements as Lender shall require. In addition, Borrower will execute any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which Lender may from time to time reasonably request, in order to effectuate the transactions herein contemplated.

         7.      Borrower hereby agrees to reimburse Lender upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and all other agreements, documents, instruments and certificates relating to the amendment of Borrower’s existing credit facilities with Lender (collectively, the “Loan Documents”).

         8.      All references in the Loan Agreement and the other Transaction Documents to “the Agreement” and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment. All references in the Loan Agreement and the other Transaction Documents to the “Revolving Credit Note” and any other references of similar import shall henceforth mean the Revolving Credit Note referred to in this Amendment. All references in the Loan Agreement and the other Transaction Documents to the “Security Agreement” and any other references of similar import shall henceforth mean the Security Agreement (Receivables and Inventory) referred to in this Amendment.

         9.      Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

         10.      This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations hereunder.

11. Borrower hereby represents and warrants to Lender that:

(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, or filing with, any governmental or regulatory body, agency or official;

(b) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

(c) as of the date of this Amendment, all of the representations and warranties of Borrower set forth in the Loan Agreement and the other Transaction Documents are true and correct in all material respects and no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

12. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

13. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         14.      ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Fourth Amendment to Loan Agreement effective as of October 30, 2000.

LMI AEROSPACE, INC. (formerly known as Leonard’s Metal, Inc.)

By: /s/ Lawrence E. Dickinson
Title: Chief Financial Officer

LMI FINISHING, INC.

By: /s/ Lawrence E. Dickinson
Title: Chief Financial Officer

LMI ACQUISITION, INC.

By: /s/ Lawrence E. Dickinson
Title: Chief Financial Officer

PRECISE MACHINE COMPANY

By: /s/ Lawrence E. Dickinson
Title: Chief Financial Officer

UNION PLANTERS BANK, N.A.

By: /s/ Patricia A. O'Herin
Title: Executive Vice President

EXHIBIT A

REVOLVING CREDIT NOTE

REVOLVING NOTE

$7,000,000.00	St. Louis, Missouri October 30, 2000

For value received, the undersigned, LMI AEROSPACE, INC., a Missouri corporation, LMI FINISHING, INC., a Missouri corporation, LMI ACQUISITION, INC., a Missouri corporation, and PRECISE MACHINE COMPANY, a Missouri corporation (collectively, the “Borrower”), hereby jointly and severally promise to pay on the last day of the Revolving Credit Period under the Loan Agreement (defined below), to the order of UNION PLANTERS BANK, N.A., a national banking association (the “Lender”), at its main office in St. Louis, Missouri, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Seven Million Dollars ($7,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower under the Loan Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Loan Agreement dated August 15, 1996 (as the same has been and may hereafter be amended, supplemented or restated from time to time, the “Loan Agreement”) by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement. This Note may be prepaid only in accordance with the Loan Agreement.

This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Credit Note referred to in the Loan Agreement. This Note is secured, among other things, pursuant to the Security Agreement as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

LMI AEROSPACE, INC. (formerly known as Leonard’s Metal, Inc.)

By:
Title:

LMI FINISHING, INC.

By:
Title

LMI ACQUISITION, INC.

By:
Title

PRECISE MACHINE COMPANY

By:
Title:

EXHIBIT B

SECURITY AGREEMENT

(ACCOUNTS RECEIVABLE AND INVENTORY)

         I.      Grant of Security Interest. The undersigned, (“Borrower”), for value received, sells, assigns, transfers, conveys and mortgages to UNION PLANTERS BANK, N.A. (“Secured Party”) and grants Secured Party a continuing security interest in all of Borrower’s right, title and interest in and to the following described property and any and all additions, accessions and substitutions thereto or therefor (hereinafter collectively referred to as the “Collateral”):

(a) All accounts, contract rights, chattel paper, documents, instruments, general intangibles and other forms of obligation and other rights to the payment of money and all of Borrower's rights in, to and under all purchase orders received by Borrower, now owned or which may hereafter be created by Borrower (hereinafter collectively referred to as "Accounts"),

(b) All of Borrower's inventory, including without limitation all goods, merchandise, materials, raw materials, components, work in progress, finished goods and other tangible personal property, now owned or hereafter acquired and held for sale or lease or furnished or to be furnished under contracts for services or used or consumed in Borrower's business, and all additions, accessions and substitutions thereto or therefor and any documents of title representing any thereof (hereinafter collectively referred to as "Inventory"), and

(c) All proceeds, including without limitation proceeds which constitute property of the types described in (a) and (b) above and insurance proceeds, and all products, of (a) and (b) above, and any indemnities, warranties and guaranties payable by reason of loss or damage to or otherwise with respect to any of the foregoing items;

to secure the payment of (i) any and all indebtedness, liabilities and obligations of Borrower to Secured Party under any note or notes of Borrower evidencing any loan or advance now or hereafter made by Secured Party to Borrower, (ii) any and all indebtedness, liabilities and obligations of Borrower under this Agreement, (iii) any and all other indebtedness, liabilities and obligations of Borrower to Secured Party of every kind and character, now existing or hereafter arising, absolute or contingent, joint or several or joint and several, otherwise secured or unsecured, due or not due, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether heretofore or hereafter incurred or given by Borrower as principal, surety, endorser, guarantor or otherwise, and whether created directly or acquired by Secured Party by assignment or otherwise and (iv) any and all costs of collection, legal expenses and attorneys’ fees and expenses incurred by Secured Party upon the occurrence of an Event of Default under this Agreement, in collecting or enforcing payment of any such indebtedness, liabilities or obligations or in preserving, protecting or realizing on the Collateral hereunder or in representing Secured Party in connection with bankruptcy or insolvency proceedings (hereinafter collectively referred to as the “Obligations”).

II. Covenants. Borrower hereby represents, warrants, covenants and agrees that:

(a) Borrower is a corporation and (i) it is duly organized, validly existing and in good standing under the laws of the State of Missouri, (ii) it has full corporate power and authority to borrow money from Secured Party and to grant to Secured Party a security interest in the property hereby stated to be granted, (iii) the officer(s) of Borrower executing this Agreement have been duly elected and qualified and have been duly authorized and empowered to execute, deliver and perform the terms of this Agreement on behalf of Borrower and (iv) the execution, delivery and performance of this Agreement by Borrower do not and will not violate any of the terms or provisions of the Articles or Certificate of Incorporation or By-Laws of Borrower; (b) the execution, delivery and performance of this Agreement by Borrower do not and will not violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or the terms of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or by which it is bound; (c) no financing statement (other than any which may be filed on behalf of Secured Party) covering any of the Collateral is now or will be on file in any public office during the term of this Agreement; (d) all information furnished to Secured Party by Borrower concerning the Collateral or the financial condition of Borrower for the purposes of obtaining credit hereunder is, or will be, at the time furnished, true, correct and complete; (e) that except for the security interest granted hereby, Borrower is, or, as to Collateral acquired after the date hereof, will be, the sole and absolute owner of the Collateral, free and clear of any and all liens, claims, security interests and encumbrances, and Borrower will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (f) Borrower's principal place of business and the location of the office where it keeps its books and records respecting the Accounts is that given at the end of this Agreement and all other places of business of Borrower or locations of its Inventory are listed on Exhibit A attached hereto and incorporated herein by reference. If Borrower changes its principal place of business, or the location of any of the Inventory, or the location of the office where it keeps its books and records respecting the Accounts, or acquires any other places of business, it will immediately notify Secured Party in writing; and (g) none of the Accounts is evidenced by a promissory note or other instrument.

III. Collection, Preservation and Disposition of Collateral. Until such time as Secured Party shall notify Borrower of the revocation of such power and authority (which right of revocation Secured Party may exercise only after the occurrence of an Event of Default hereunder), Borrower:

(a) May, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts for service any of the Inventory normally held by Borrower for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by Borrower for such purpose;

(b) Will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Accounts, and shall take such action with respect to collection of Accounts as Secured Party may reasonably request or, in the absence of such request, as Borrower may deem advisable; and

(c) May grant, in the ordinary course of business, to any party obligated on any Account (an "Account Debtor"), any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to an Account. Secured Party may, however, at any time after the occurrence of an Event of Default hereunder, notify any Account Debtor to make payment to Secured Party of any amounts due or to become due thereunder and enforce collection of any of the Accounts by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of Secured Party (which request may be made only after the occurrence of an Event of Default hereunder), Borrower will, at its own expense, notify any Account Debtor to make payment to Secured Party of any amounts due or to become due thereunder.

At all times after the occurrence of an Event of Default hereunder, unless Secured Party shall otherwise direct Borrower in writing, Borrower will:

(a) Forthwith upon receipt transmit and deliver to Secured Party, in the form received, all cash, checks, drafts, chattel paper and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by Secured Party) which may be received by Borrower at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as Secured Party may otherwise consent in writing, any such items which may be received by Borrower will not be commingled with any other of Borrower's funds or property, but will be held separate and apart from Borrower's own funds and property and upon express trust for Secured Party until delivery is made to Secured Party. Borrower will comply with the terms and conditions of any consent given by Secured Party pursuant to the provisions of this paragraph; and

(b) Deposit to the credit of a deposit account (herein called the "Collateral Account") of Borrower with Secured Party as security for payment of the Obligations all items or amounts which are delivered by Borrower to Secured Party on account of partial or full payment or otherwise as proceeds of any of the Collateral. Borrower shall have no right to withdraw any funds deposited in the Collateral Account. Secured Party may, from time to time, in its discretion, apply all or any of the then balance, representing collected funds in the Collateral Account, toward payment of the Obligations whether or not then due, in such order of application as Secured Party may determine, and Secured Party may, from time to time, in its discretion (but without any obligation to do so), release all or any of such balance to Borrower.

         IV.      Adjustments and Returned and Repossessed Goods. After the occurrence of an Event of Default hereunder, in the event Borrower obtains possession (by return, repossession or otherwise) of any goods, the sale or lease of which shall have given rise to any Account, Borrower will not later than ten (10) days thereafter, pay to Secured Party the greater of the unpaid purchase price of such goods or the amount of any rebate, refund or allowance granted by Borrower in connection with obtaining possession of such goods. After the occurrence of an Event of Default hereunder, in the event Borrower grants to any Account Debtor any other rebate, refund or allowance (other than any allowance which has been deducted in computing the net amount of such invoice), Borrower will not later than ten (10) days thereafter, pay to Secured Party the amount of such rebate, refund or allowance so granted.

         V.      Certificates, Schedules and Reports. Borrower will from time to time, as Secured Party may request, prepare and deliver to Secured Party at Borrower’s expense (i) schedules identifying each Account and (ii) such additional schedules, certificates, test verifications, and reports respecting the Collateral and the proceeds thereof as Secured Party may request. Any such schedule, certificate or report shall be executed by a duly authorized officer or partner, as the case may be, of Borrower and shall be in such form and detail as Secured Party may specify. Any such schedule identifying any Account shall be accompanied (if Secured Party so requests) by the originals or true and correct copies (as Secured Party requests) of the invoice and other documents evidencing such Account and evidence of shipment or performance. Borrower shall immediately notify Secured Party of the occurrence of any event causing loss or depreciation in value of any of the Inventory, and the amount of such loss or depreciation.

         VI.     Additional Agreements of Borrower.   Borrower covenants and agrees that:

(a) It will, upon request of Secured Party, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Secured Party) and do such other acts and things as Secured Party may from time to time request or deem necessary to establish and maintain a valid first priority security interest in the Collateral, this agreement of Borrower to include its execution of applications and certificates of title naming Secured Party as a secured party and the delivery of such to Secured Party;

(b) It will keep all Inventory at the locations named in Article II(f) hereof unless Secured Party shall otherwise consent in writing;

(c) It will keep its books and records concerning Accounts at the place stated in Article II(f) hereof, which books and records will be of such character as will enable Secured Party or its designees to determine at any time the status thereof, and Borrower will not, unless Secured Party shall otherwise consent in writing, duplicate any such books or records at any other address;

(d) It will furnish Secured Party such information concerning Borrower, the Collateral and the Account Debtors as Secured Party may from time to time reasonably request;

(e) It will permit Secured Party and its designees, from time to time, to inspect the Inventory and to inspect, audit and make copies of and extracts from all books and records and all other papers in the possession of Borrower, and will, upon request of Secured Party, deliver to Secured Party all of such books, records and papers which pertain to the Collateral and the Account Debtors;

(f) It will, upon request of Secured Party, stamp on its books and records concerning the Collateral, a notation, in form and substance satisfactory to Secured Party, of the security interest of Secured Party hereunder;

(g) Except for the sale or lease of Inventory in the ordinary course of its business, it will not sell, lease, assign or create or permit to exist any lien or encumbrance upon or security interest in any Collateral to or in favor of anyone other than Secured Party;

(h) It will at all times keep all Collateral insured against loss, damage, theft and other risks, in such amounts and companies and under such policies and in such form, all as shall be satisfactory to Secured Party, which policies shall provide that loss thereunder shall be payable to Secured Party (and Secured Party may apply any proceeds of such insurance which may be received by it toward payment of Obligations, whether or not due, in such order of application as Secured Party may determine) and shall provide for thirty (30) days' minimum written notice of cancellation or amendment to Secured Party and that coverage in favor of Secured Party will not be impaired in any way by any act, omission or default of Borrower or any other person and, if Secured Party so requests, such policies and certificates thereof shall be deposited with Secured Party;

(i) It will reimburse Secured Party for all expenses, including without limitation reasonable attorneys' fees and expenses, incurred by Secured Party in seeking to collect or enforce any rights under this Agreement or incurred by Secured Party in seeking to collect or enforce any of the Obligations;

(j) To the extent, if any, it shall have advised Secured Party that any of the Collateral is being acquired with any advance made by Secured Party, such proceeds may be disbursed by Secured Party directly to the seller of such Collateral;

(k) It will pay promptly when due all taxes and assessments on the Collateral, or for its use or operation, or upon this Agreement or any of the Obligations, or with respect to the perfection of any security interest or other lien hereunder (except as otherwise required by law);

(l) It will keep, store and hold all Inventory strictly in accordance with the terms of any insurance policy covering the same;

(m) It shall notify Secured Party in writing at least fifteen (15) days in advance of its new name and the effective date of its name change before changing its name;

(n) It will at all times keep the Inventory in first class order and repair, excepting any loss, damage or destruction which is fully covered by proceeds of insurance, and will not use the Collateral in violation of any law, regulation or insurance policy;

(o) Secured Party may from time to time at its option, perform any agreement of Borrower hereunder which Borrower shall fail to perform and take any other action which Secured Party deems necessary for the maintenance or preservation of any of the Collateral or the interest of Secured Party therein (including, without limitation, the discharge of taxes or liens of any kind against the Collateral or the procurement of insurance or the payment of warehousing charges, landlord's bills or other charges), and Borrower agrees to forthwith reimburse Secured Party, on demand, for all expenses of Secured Party in connection with the foregoing, together with interest thereon at a rate per annum equal to the highest rate then applicable to Borrower's Obligations under the Loan Agreement from the date incurred until reimbursed by Borrower. Any amounts not so reimbursed shall be added to and become a part of the Obligations. Secured Party may, for the foregoing purposes, act in its own name or that of Borrower and may also so act for the purpose of adjusting, settling or canceling any policy of insurance on the Collateral or endorsing any draft received in connection therewith in payment of a loss or otherwise for all of which purposes Borrower hereby grants to Secured Party its power of attorney, irrevocable during the term of this Agreement. This power of attorney shall not be affected by the subsequent disability or incapacity of Borrower and shall in all respects constitute a durable power of attorney.

         VII.      Defaults. The occurrence of any one of the following events shall constitute a default (“Event of Default”) by Borrower under this Agreement: (a) non-payment of any principal of or interest on any of the Obligations owed by Borrower to Secured Party as and when the same shall become due and payable, whether by reason of demand, acceleration or otherwise; (b) default by Borrower in the due performance or observance of any of the terms, provisions, covenants or agreements contained in this Agreement; (c) any representation or warranty made by Borrower in this Agreement shall prove to be untrue or incorrect in any material respect; (d) any Obligor (which term, as used herein, shall mean Borrower and each other party primarily or secondarily liable to Secured Party on any of the Obligations) shall become insolvent in either the equity or bankruptcy sense of the term; (e) any Obligor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, liquidator, sequestrator or similar official of such Obligor or of all or a substantial part of its assets, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or seek an arrangement with creditors, or take advantage of any bankruptcy, reorganization or insolvency law or file an answer admitting the material allegations of a petition filed against such Obligor in any bankruptcy, reorganization or insolvency proceedings, or (vi) take any action to effectuate any of the foregoing; (f) loss, theft, damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon; (g) death of any Obligor who is a natural person or of any partner of any Obligor which is a partnership; (h) dissolution, termination of existence or operations, merger, consolidation or transfer of a substantial part of the property of any Obligor which is a corporation or partnership; (i) any event which results in the acceleration of the maturity of any present or future indebtedness of Borrower to any other creditor under any note, indenture, agreement or undertaking; or (j) any Obligor shall be declared by Secured Party to be in default on, or pursuant to the terms of, (i) any other present or future obligation to Secured Party, including without limitation any loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (ii) any other present or future agreement purporting to convey to Secured Party a lien or encumbrance upon, or a security interest in, any of the property or assets of such Obligor.

         VIII.      Remedies. Upon the occurrence of an Event of Default:   (a) notwithstanding any provision contained in any agreement secured hereby to the contrary, Secured Party shall be under no further obligation to make any further advances required by such agreement; (b) Secured Party may, by written notice to Borrower effective upon mailing or delivery, declare the principal of and the interest on all of the Obligations of Borrower to Secured Party to be forthwith due and payable, whereupon all such indebtedness, liabilities and other obligations shall become forthwith due and payable, notwithstanding any other terms thereof or hereof; (c) whether or not such indebtedness, liabilities or other obligations are declared to be forthwith due and payable, Secured Party shall have the right to take immediate possession of the Collateral covered hereby, and, for that purpose may pursue the same wherever said Collateral may be found, and may enter upon any of the premises of Borrower with or without force or process of law, wherever said Collateral may be or may be supposed to be, and search for the same, and, if found, take possession of and remove and sell and dispose of said Collateral, or any part thereof; (d) Secured Party may notify any Account Debtor or all Account Debtors to make payments under the Accounts directly to Secured Party and demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose and realize on the Accounts as Secured Party may determine; (e) Secured Party may exercise any one or more of the rights and remedies accruing to a secured party under the Uniform Commercial Code of the relevant state or states and any other applicable law upon default by a debtor; and (f) Secured Party may enter, with or without process of law and without breach of the peace, any premises where the books and records of Borrower pertaining to the Accounts or the Inventory are or may be located, and without charge or liability on the part of Secured Party therefor seize and remove said books and records from said premises or remain upon said premises and use the same for the purpose of collecting, preparing and disposing of the Accounts and for the purpose of identifying and locating any of the Inventory. Borrower shall, upon Secured Party’s request, assemble the Collateral and make the Collateral available to Secured Party at any place designated by Secured Party which is reasonably convenient to Borrower.

         IX.      Foreclosure. Foreclosure on the Collateral covered hereby may be had at public or private sale or sales, disposing of such portion or portions of the Collateral at each such sale, for cash or on credit, on such terms, at such place or places and with or without the Collateral being present at such sale, all as Secured Party in its absolute discretion shall determine from time to time. In the case of public sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall appear three (3) times in a newspaper published in the City or County wherein the sale is to be held, the first such publication being at least ten (10) days before such sale and the last such publication being not more than three (3) days before such sale. In the case of a private sale, notice thereof shall be deemed and held to be adequate and reasonable if such notice shall be mailed to Borrower at its last known address at least ten (10) days before such sale. The enumeration of these methods of notice shall not be deemed or construed to render unreasonable any other method of notice which would otherwise be reasonable under the circumstances.

         X.      Application of Proceeds and Deficiency. Secured Party may apply the net proceeds of any sale, lease or other disposition of the Collateral, after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of the Collateral on Borrower’s premises, or elsewhere, or in any way related to Secured Party’s rights thereunder (including, without limitation, attorneys’ fees and expenses, court costs, bonds and other legal expenses, insurance, security guard and alarm expenses incurred in connection with the holding of the Collateral, advertisements of sale of the Collateral and rental and utilities expense on the premises or elsewhere in connection with storage and sale of the Collateral) to the payment, in whole or in part, of the Obligations of Borrower to the Secured Party, whether due or not due, absolute or contingent, and only after payment by Secured Party of any other amounts required by any existing or future provision of law (including Section 9-504(1)(c) of the Uniform Commercial Code or any comparable statutory provision of any jurisdiction in which any of the Collateral may at the time be located) need Secured Party account to Borrower for the surplus, if any. Borrower shall remain liable to Secured Party for the payment of any deficiency, with interest.

         XI.      Secured Party’s Care of Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care and no failure of Secured Party to preserve or protect any rights with respect to such Collateral against prior parties or to do any act with respect to the preservation of such Collateral not so requested by Borrower shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

         XII.      Amendment and Waiver. Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver whatsoever shall be valid unless in writing signed by Secured Party, and then only to the extent therein set forth. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have had on any future occasion. This Agreement may not be amended except by a writing duly executed by Borrower and Secured Party.

         XIII.      Durable Power of Attorney. Borrower hereby makes, constitutes and appoints Secured Party the true and lawful agent and attorney-in-fact of Borrower with full power of substitution (a) to receive, open and dispose of all mail addressed to Borrower relating to the Collateral, (b) if an Event of Default has occurred, to notify and direct the United States Post Office authorities by notice given in the name of Borrower and to sign on behalf of Borrower, to change the address for delivery of all mail addressed to Borrower relating to the Collateral to an address to be designated by Secured Party, and to cause such mail to be delivered to such designated address where Secured Party may open all such mail and remove therefrom any notes, checks, acceptances, drafts, money orders or other instruments included in the Collateral in which Secured Party has a security interest under the terms of this Agreement, with full power to endorse the name of Borrower upon any such notes, checks, acceptances, drafts, money orders, instruments or other documents relating to the Collateral or security of any kind and to effect the deposit and collection thereof, and Secured Party shall have the further right and power to endorse the name of Borrower on any documents relating to the Collateral, (c) to sign the name of Borrower to drafts against its debtors, to notices to such debtors, to assignments and notices of assignments, financing statements or other public records or notices and all other instruments and documents, (d) to do any and all things necessary and take such actions in the name and on behalf of Borrower to carry out the intent of this Agreement, including, without limitation, the grant of the security interest granted under this Agreement and to perfect and protect the security interest granted to Secured Party in respect to the Collateral and Secured Party’s rights created under this Agreement. Borrower agrees that neither Secured Party nor any of its agents, designees or attorneys-in-fact will be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law in respect to the exercise of the power of attorney granted under this Section. The power of attorney granted under this Section shall be irrevocable during the term of this Agreement. This power of attorney shall not be affected by the subsequent disability or incapacity of the Borrower and shall in all respects constitute a durable power of attorney.

         XIV.      Notices. All notices provided for herein shall be in writing and shall be deemed to have been given when delivered personally or when deposited in the United States mail, registered or certified mail, return receipt requested and postage prepaid, addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto: (a) if to Secured Party to 8182 Maryland Avenue, St. Louis, Missouri 63105, Attention: Patricia A. O'Herin, and (b) if to Borrower, to the address of the principal place of business of Borrower listed at the end of this Agreement.

         XV.      Remedies Cumulative. All rights, remedies and powers granted to Secured Party herein or in any other agreement given to Secured Party shall be cumulative and may be exercised singly or concurrently.

         XVI.      Applicable Law and Severability. It is the intention of the parties hereto that this Agreement is entered into pursuant to the provisions of the Uniform Commercial Code as it is in force in the State of Missouri (the “Code”). Any applicable provisions of the Code, not specifically included herein, shall be deemed a part of this Agreement in the same manner as if set forth herein at length; and any provisions of this Agreement that might in any manner be in conflict with any provision of the Code shall be deemed to be modified so as not to be inconsistent with the Code. In all respects this Agreement and all transactions, assignments and transfers hereunder, and all the rights of the parties, shall be governed as to validity, construction, enforcement and in all other respects by the laws of the State of Missouri. To the extent any provision of this Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement. The headings of the paragraphs hereof shall not be considered in the construction or interpretation of this Agreement.

         XVII.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and Secured Party and their respective heirs, executors, administrators, personal representatives, successors and assigns, except that Borrower may not assign any of its rights or delegate any of its obligations under this Agreement.

         XVIII.      Other Obligations. Nothing contained in this Agreement shall be deemed or held to impair or limit in any way the enforcement of the terms of any instrument evidencing any indebtedness, liability or other obligation of Borrower to Secured Party. Secured Party shall have no obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment included in the Collateral.

         XIX.      Duration of Security Interest. This Agreement shall continue in full force and effect and the security interest granted hereby and all of the representations, warranties, covenants and agreements of Borrower hereunder and all of the terms, conditions and provisions hereof relating thereto shall continue to be fully operative until such time as (a) Borrower shall have paid or caused to be paid, or otherwise discharged, all Obligations to Secured Party and (b) there shall be no remaining obligation of Secured Party to advance funds to Borrower under any loan agreement or credit agreement or otherwise. Borrower expressly agrees that to the extent a payment or payments to Secured Party, or any part thereof, are subsequently invalidated, declared to be void or voidable or set aside and are required to be repaid to a trustee, custodian, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         XX.      Miscellaneous. If more than one party shall execute this Agreement, the term “Borrower” shall mean all parties signing this Agreement and each of them, and all such parties shall be jointly and severally obligated hereunder. The neuter pronoun, when used herein, shall include the masculine and feminine and also the plural. If this Agreement is not dated when executed by Borrower, Secured Party is authorized, without notice to Borrower, to date this Agreement. To the extent of any inconsistencies between the terms and provisions of this Agreement and the terms and provisions of the Loan Agreement, the terms and provisions of the Loan Agreement shall govern and control.

        IN WITNESS WHEREOF, Borrower has executed this Security Agreement at St. Louis, Missouri effective as of October 30, 2000.

        IN THE EVENT ANY OF THE OBLIGATIONS SECURED HEREBY IS PAYABLE ON DEMAND, NEITHER THIS AGREEMENT NOR ANYTHING CONTAINED HEREIN SHALL BE DEEMED TO ALTER OR IMPINGE UPON THE DEMAND CHARACTER OF SUCH OBLIGATION.

(Borrower)

By:
Title:

Address of Principal Place of Business of Borrower and Location of Books and Records: 3600 Mueller Road St. Charles, Missouri

Exhibit A

Additional Locations of Places of Business or Inventory

1.	3030 North Highway 94 St. Charles, Missouri

2.	2629-2635 Esthner Court Wichita, Kansas

3.	204 H. Street Auburn, Washington

4.	2104 North 170th Street East Avenue Tulsa, Oklahoma 74116

5.	2201 River Hill Road Irving, Texas 65061